                                                                     EXHIBIT 3.4

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           TRITON PCS HOLDINGS, INC.


          Triton PCS Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST: The name of the corporation is Triton PCS Holdings, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation
 -----------
was filed with the Secretary of State of the State of Delaware on October 1, 1997 under the name "Triton PCS, Inc." A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 6, 1998 changing the name of the Corporation to "Triton PCS Holdings, Inc." A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 4, 1998, and Certificates of Amendment to the Restated Certificate of Incorporation of the Corporation were filed with the Secretary of State of Delaware on December 7, 1998 and June 7, 1999.

          SECOND: This Second Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the "GCL").
                                                                    ---

          THIRD: This Second Restated Certificate of Incorporation further amends, integrates and restates the provisions of the Corporation's Restated Certificate of Incorporation, as amended, as follows:

                                   ARTICLE I

          The name of the Corporation shall be Triton PCS Holdings, Inc.

                                   ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

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                                  ARTICLE III

          The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the GCL.

                                   ARTICLE IV

          4.1  Classes of Stock.  The total number of shares of all classes of
               ----------------
stock which the Corporation shall have authority to issue is 650,000,000, consisting of (a) 70,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which (i) 1,000,000 shares are designated
            ---------------
"Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), (ii)
                                             ------------------------
50,000,000 shares are designated "Series B Preferred Stock" (the "Series B
                                                                  --------
Preferred Stock"), (iii) 3,000,000 shares are designated "Series C Convertible
---------------
Preferred Stock" (the "Series C Preferred Stock"), and (iv) 16,000,000 shares
                       ------------------------
are designated "Series D Convertible Preferred Stock" (the "Series D Preferred
                                                            ------------------
Stock") and (b) 580,000,000 shares of common stock, par value $0.01 per share
-----
(the "Common Stock"), of which (i) 520,000,000 shares are designated "Class A
      ------------
Common Stock" (the "Class A Common Stock"), and (ii) 60,000,000 shares are
                    --------------------
designated "Class B Non-Voting Common Stock" (the "Class B Non-Voting Common
                                                   -------------------------
Stock"). (Capitalized terms used herein and not otherwise defined shall have the
-----
meanings set forth in Section 4.10).
                      ------------

          4.2  Additional Series of Preferred Stock.
               ------------------------------------

          (a) Subject to approval by the holders of shares of any class or series of Preferred Stock to the extent such approval is required by its terms, the Board of Directors of the Corporation (the "Board of Directors") is hereby
                                                ------------------
expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock in addition to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolutions, the following provisions of the shares thereof:

               (i) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

               (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

               (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends

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     shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

               (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

               (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

               (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

               (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

               (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

               (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

               (x) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

          (b) The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

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          (c)  Shares of Preferred Stock of any series that have been redeemed
(whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted into or exchanged for any other security shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

          (d) Subject to the provisions of this Second Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          4.3  Powers, Preferences and Rights of the Series A Preferred Stock.
               --------------------------------------------------------------
The powers, preferences and rights of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

          (a)  Ranking.  The Series A Preferred Stock shall, with respect to
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dividend rights and rights on liquidation, dissolution or winding up, rank on a parity basis with the Series B Preferred Stock, and rank senior to Junior Stock.

          (b)  Dividends and Distributions.
               ---------------------------

               (i)   Dividends. The holders of shares of Series A Preferred
                     ---------
     Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available therefor, dividends on each outstanding share of Series A Preferred Stock, at an annual rate per share equal to 10% of the Accreted Value, calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid quarterly in arrears on the Dividend Payment Date commencing March 31, 1998 in the manner provided in paragraph (iii) below.

               (ii)  Accrued Dividends; Record Date.  Dividends payable pursuant
                     ------------------------------
     to paragraph (i) above shall begin to accrue and be cumulative from the date on which shares of Series A Preferred Stock are issued and shall begin to accrue on a daily basis, in each case whether or not earned or declared. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of the dividends payable pursuant to paragraph (i) above, which record date shall not be more than sixty (60) days prior to the Dividend Payment Date.

               (iii) Payment.  All dividends shall be payable in cash.  Until
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     June 30, 2008, the Corporation shall have the option to defer payment of dividends on Series A

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     Preferred Stock. Any dividend payments so deferred shall be payable on and not earlier than June 30, 2008.

               (iv)  Dividends Pro Rata.  All dividends paid with respect to
                     ------------------
     shares of Series A Preferred Stock pursuant to this Section 4.3(b) shall be
                                                         --------------
     paid pro rata to the holders entitled thereto. In the event that the funds legally available therefor shall be insufficient for the payment of the entire amount of cash dividends payable at any Dividend Payment Date, subject to Section 4.3(c), such funds shall be allocated for the payment of
                --------------
     dividends with respect to the shares of Series A Preferred Stock and Series B Preferred Stock pro rata based upon the Liquidation Preference of the outstanding shares.

          (c)  Certain Restrictions.
               --------------------

               (i)   Notwithstanding the provisions of Sections 4.3(b), (e) and
                                                       ------------------------
     (f), cash dividends on the Series A Preferred Stock may not be declared,
     ----
     paid or set apart for payment, nor may the Corporation redeem, purchase or otherwise acquire any shares of Series A Preferred Stock, if (A) the Corporation is not solvent or would be rendered insolvent thereby or (B) at such time the terms and provisions of any law or agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibit such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition, or provide that such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition would constitute a violation or breach thereof or a default thereunder.

               (ii) So long as shares of Series A Preferred Stock are outstanding or dividends payable on shares of Series A Preferred Stock have not been paid in full in cash, then the Corporation shall not declare or pay cash dividends on, or redeem, purchase or otherwise acquire for consideration, any shares of Common Stock or other shares of Junior Stock, except with the prior written consent of holders of a majority of the outstanding shares of Series A Preferred Stock, except that the Corporation may acquire, in accordance with the terms of any agreement between the Corporation and its employees, shares of Common Stock or Preferred Stock at a price not greater than the Market Price as of such date.

               (iii) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to make any distribution with respect to, or purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation, unless the Corporation could, pursuant to paragraph (ii) above, make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                                       5
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          (d)  Voting Rights; Nomination of Director.
               -------------------------------------

               (i) The holders of shares of Series A Preferred Stock shall not have any right to vote on any matters to be voted on by the stockholders of the Corporation, except as otherwise provided in paragraphs (ii) and (iii) below or as provided by law, and the shares of Series A Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters (other than the matters described in paragraphs (ii) and (iii) below or as otherwise required by law).

               (ii) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock in person or by proxy, at each special and annual meeting of stockholders called for the purpose, or by written consent, shall be necessary to (A) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of Senior Stock or Parity Stock or any additional shares of Series A Preferred Stock, (B) authorize, adopt or approve each amendment to this Second Restated Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or alter or change the powers, preferences or rights of any other capital stock of the Corporation if after such alteration or change such capital stock would be Senior Stock or Parity Stock, (C) amend, alter or repeal any provision of this Second Restated Certificate of Incorporation so as to affect the shares of Series A Preferred Stock adversely, or (D) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock.

               (iii) So long as the Initial Holder owns at least two-thirds (2/3) of the number of shares of Series A Preferred Stock owned by it on February 4, 1998, holders of shares of Series A Preferred Stock shall have the exclusive right, voting separately as a single class, to nominate one of the Class II directors of the Corporation. The foregoing right to nominate one of the Class II directors may be exercised at any annual meeting of stockholders or a special meeting of stockholders or holders of Series A Preferred Stock held for such purpose or any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, the Initial Holder shall have the right, exercisable at any time by written notice delivered to the Secretary of the Corporation, to surrender and cancel irrevocably such right to nominate one of the Class II directors of the Corporation.

          (e)  Redemption at Option of the Corporation.  The Corporation shall
               ---------------------------------------
have the right to redeem shares of Series A Preferred Stock pursuant to the following provisions:

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

               (i) The Corporation shall not have any right to redeem shares of the Series A Preferred Stock prior to February 4, 2008. Thereafter, subject to the restrictions in Section 4.3(c)(i), the Corporation shall
                                    -----------------
     have the right, at its sole option and election, to redeem the shares of the Series A Preferred Stock, in whole but not in part, at any time at a redemption price (the "Series A Redemption Price") per share equal to the
                            -------------------------
     Accreted Value as of the redemption date;

               (ii) Notice of any redemption of the Series A Preferred Stock shall be mailed at least ten (10), but not more than sixty (60), days prior to the date fixed for redemption to each holder of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Series A Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Series A Preferred Stock, not more than sixty (60) days prior to the date fixed for such redemption;

               (iii) Within two (2) Business Days after the redemption date specified in the notice given pursuant to paragraph (ii) above and the surrender of the certificate(s) representing shares of Series A Preferred Stock, the Corporation shall pay to the holder of the shares being redeemed the Series A Redemption Price therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation; and

               (iv) Effective upon the date of the notice given pursuant to paragraph (ii) above, notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series A Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Series A Redemption Price therefor in accordance with paragraph (iii) above and the right to convert such shares into shares of Common Stock until the close of business on the third Business Day preceding the redemption date, as provided in Section 4.3(i).
                ---------------

          (f)  Redemption at Option of Holder.
               ------------------------------

               (i) No holder of shares of Series A Preferred Stock shall have any right to require the Corporation to redeem any shares of Series A Preferred Stock prior to February 4, 2018. Thereafter, subject to the restrictions set forth in Section 4.3(c)(i), each holder of shares of
                               -----------------
     Series A Preferred Stock shall have the right, at the sole option and election of such holder, to require the Corporation to redeem all (but not less than all) of the shares of Series A Preferred Stock owned by such holder at a price per share equal to the Series A Redemption Price;

               (ii) The holder of any shares of the Series A Preferred Stock may exercise such holder's right to require the Corporation to redeem such shares by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, certificates representing the shares of Series A Preferred Stock to be redeemed, accompanied by a written notice stating that such holder elects to require the Corporation to redeem all (but not less than all) of such shares in accordance with the provisions of this Section 4.3(f), which notice may specify an account for delivery of
          --------------
     the Series A Redemption Price;

               (iii) Within two (2) Business Days after the surrender of such certificates, the Corporation shall pay to the holder of the shares being redeemed the Series A Redemption Price therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation; and

               (iv) Such redemptions shall be deemed to have been made at the close of business on the date of the receipt of such notice and of such surrender of the certificates representing the shares of the Series A Preferred Stock to be redeemed and the rights of the holder thereof, except for the right to receive the Series A Redemption Price therefor in accordance herewith, shall cease on such date of receipt and surrender.

          (g)  Reacquired Shares.  Any shares of the Series A Preferred Stock
               -----------------
redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued pursuant to Section 4.2(c) as part
                                                          --------------
of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

          (h)  Liquidation, Dissolution or Winding Up.
               --------------------------------------

               (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid an amount equal to the Accreted Value with respect to each share of Series A Preferred Stock.

               (ii) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock and Series B Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

               (iii) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.3(h).
                                             --------------

          (i)  Conversion.
               ----------

               (i)  Stockholders' Right To Convert.  No holder of shares of
                    ------------------------------
     Series A Preferred Stock shall have any right to convert any shares of Series A Preferred Stock into Class A Common Stock or any other securities of the Corporation prior to February 4, 2006. Thereafter, each share of Series A Preferred Stock held by the Initial Holder or a Qualified Transferee shall be convertible, at the sole option and election of such Initial Holder or Qualified Transferee, into fully paid and nonassessable shares of Class A Common Stock.

               (ii)  Number of Shares of Class A Common Stock Issuable upon
                     ------------------------------------------------------
     Conversion.  The number of shares of Class A Common Stock issued upon
     ----------
     conversion of shares of Series A Preferred Stock pursuant to paragraph (i) above shall be equal to the product of (A) the Series A Conversion Rate as of the date of the applicable notice pursuant to paragraph (vi) below, multiplied by (B) the number of shares of Series A Preferred Stock to be converted.

               (iii) Fractional Shares.  Notwithstanding any other provision of
                     -----------------
     this Second Restated Certificate of Incorporation, the Corporation shall not be required to issue fractions of shares upon conversion of any shares of Series A Preferred Stock or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Corporation may pay therefor, at the time of any conversion of shares of Series A Preferred Stock as herein provided, an amount in cash equal to such fraction multiplied by the Market Price of a share of Class A Common Stock on such date.

               (iv)  Reorganization, Reclassification and Merger Adjustment.  If
                     ------------------------------------------------------
     there occurs any capital reorganization or any reclassification of the Common Stock of the Corporation, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Corporation to another Person, then each share of Series A Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding shares of Common Stock of the Corporation upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Class A Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series A Preferred Stock.

               (v)  Notice of Adjustment.  Whenever the securities or other
                    --------------------
     property deliverable upon the conversion of the Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series A Preferred Stock and the Common Stock, a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, Treasurer or one of its Assistant Treasurers, stating the securities or other property deliverable per share of Series A Preferred Stock calculated to the nearest cent or to the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

               (vi)  Mechanics of Conversion.  The Initial Holder or Qualified
                     -----------------------
     Transferee may exercise its option to convert by surrendering for such purpose to the Corporation, at its principal office or such other office or agency maintained by the Corporation for that purpose, certificates representing the shares of Series A Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert such shares in accordance with this Section 4.3(i). The date of receipt of
                                         --------------
     such certificates and notice by the Corporation at such office shall be the conversion date (the "Series A Conversion Date"). If required by the
                           ------------------------
     Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. Within ten (10) Business Days after the Series A Conversion Date (or, if at the time of such surrender the shares of Class A Common Stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service, within ten (10) Business Days of the determination of the Market Price pursuant to Section 4.3(l)), the Corporation shall issue
                                  --------------
     to such holder a number of shares of Class A Common Stock into which such shares of

     Series A Preferred Stock are convertible pursuant to paragraph (ii) above. Certificates representing such shares of Class A Common Stock shall be delivered to such holder at such holder's address as it appears on the books of the Corporation.

               (vii)  Reservation of Common Stock. The Corporation shall at all
                      ---------------------------
     times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred Stock the maximum number of its authorized but unissued shares of Class A Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

               (viii) Termination of Rights.  All shares of Series A Preferred
                      ---------------------
     Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series A Conversion Date, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon.

               (ix)  No Conversion Charge or Tax.  The issuance and delivery of
                     ---------------------------
     certificates for shares of Class A Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holder of shares of Series A Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

               (x)  FCC Approval.  Notwithstanding anything herein to the
                    ------------
     contrary, if Federal Communications Commission or other regulatory approval is required to be obtained prior to the conversion of shares of Series A Preferred Stock, the holder thereof may nevertheless elect to convert any or all of its shares of Series A Preferred Stock by written notice given to the Corporation in accordance with this paragraph (i), provided, that such
                                                            --------
     conversion shall not become effective until the close of business on the date of the receipt of the last of any such approvals and of the surrender of the certificates representing the shares of the Series A Preferred Stock to be converted, and the rights of the holder thereof shall continue in full force and effect pending the receipt of all such approvals, except that no dividends shall be payable in respect of the period following the Series A Conversion Date, unless the required approvals are not obtained and the conversion has not been effected within one (1) year of the Series A Conversion Date and the applicable conversion notice is withdrawn, in which event the obligation to pay dividends from and after the Series A Conversion Date shall be payable in accordance with the terms of Section 4.3(b).
                                  --------------

               (xi)  Qualified Transfer.  If at any time an Initial Holder or
                     ------------------
     Qualified Transferee desires to sell, transfer or otherwise dispose of shares of Series A Preferred Stock pursuant to a Qualified Transfer, it shall, with respect to each such proposed transfer, give written notice (a "Qualified Transfer Notice") to the Corporation at its principal executive
      -------------------------
     office specifying up to 10 prospective transferees. Upon receipt of such notice, the Corporation shall have ten (10) days to give written notice to such Initial Holder or Qualified Transferee specifying its disapproval of
     (A) any or all of such prospective transferees if it has good reason for such disapproval and specifying such reason and (B) up to two (2) of such prospective transferees with or without good reason.

               (xii) Election Upon Conversion.  Notwithstanding any other
                     ------------------------
     provision of this Section 4.3(i) to the contrary, any holder of Series A
                       --------------
     Preferred Stock may elect, by written notice to the Corporation, to receive shares of Class B Non-Voting Common Stock for any or all of the shares of Class A Common Stock that such holder would otherwise be entitled to receive upon conversion of such shares of Series A Preferred Stock. If any such holder elects to receive shares of Class B Non-Voting Common Stock, then, as to such holder with respect to such shares, such conversion shall be accomplished pursuant to the provisions of this Section 4.3(i) hereof
                                                        --------------
     with all references to "Class A Common Stock" in such section (except the parenthetical reference thereto in the penultimate sentence of Section
                                                                    -------
     4.3(i)(vi)) being deemed to refer instead to "Class B Non-Voting Common
     ----------
     Stock".

          (j)  Notice of Certain Events.  In case the Corporation shall propose
               ------------------------
at any time or from time to time (i) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock, (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock,
(iv) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation which would, if consummated, adjust the Series A Conversion Rate or the securities issuable upon conversion of shares of Series A Preferred Stock, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall mail to each holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, a written notice of such proposed action, which shall specify (A) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend or distribution of rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) Business Days prior to the applicable record, determination or effective date, specified in such notice.

          (k)  Certain Remedies.  Any registered holder of shares of Series A
               ----------------
Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Second Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

          (l)  Appraisal Procedure.  If, at the time the Market Price must be
               -------------------
determined for the purpose of calculating the Series A Conversion Rate, the shares of Class A Common Stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service, the Market Price shall be determined as follows:

               (i) Two independent accounting or investment banking firms of nationally recognized standing (each, an "Appraiser"), one chosen by the
                                               ---------
     Corporation and one by the holders of a majority of the outstanding shares of Series A Preferred Stock, shall each determine and attempt to mutually agree upon, the Market Price. Each party shall deliver a notice to the other appointing its Appraiser within fifteen (15) days after the applicable notice and surrender pursuant to Section 4.3(i)(vi). If either
                                                 ------------------
     the Corporation or such holders fail to appoint an appraiser within such 15-day period, the Market Price shall be determined by the Appraiser that has been so appointed.

               (ii) If within thirty (30) days after appointment of the two Appraisers they are unable to agree upon the Market Price, an independent accounting or investment banking firm of nationally recognized standing shall within ten (10) days thereafter be chosen to serve as a third Appraiser by the mutual consent of such first two Appraisers. The determination of the Market Price by the third Appraiser so appointed and chosen shall be made within thirty (30) days after the selection of such third Appraiser.

               (iii) If three Appraisers shall be appointed and the determination of one Appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such Appraiser shall be excluded, the remaining two determinations shall be averaged, and such average shall be binding and conclusive on the Corporation and the holders of the Series A Preferred Stock; otherwise the average of all three determinations shall be binding and conclusive on the Corporation and the holders of the Series A Preferred Stock.

               (iv) In connection with any appraisal conducted pursuant to this paragraph (l), the Appraiser shall adhere to the guidelines provided in the definition of "Market Price" set forth below, including the proviso
                    ------------
     thereto.

               (v) The fees and expenses of each Appraiser shall be borne by the Corporation.

          4.4  Powers, Preferences and Rights of the Series B Preferred Stock.
               --------------------------------------------------------------
The Series B Preferred Stock shall rank on a parity basis with the Series A Preferred Stock, and the powers, preferences and rights of the Series B Preferred Stock, and the qualifications, limitations, and restrictions thereof, shall be identical to those of the Series A Preferred Stock, except that (a) shares of Series B Preferred Stock shall not be, pursuant to the terms of

Section 4.3(i) or otherwise, convertible into shares of Class A Common Stock or
--------------
any other security issued by the Corporation, (b) the Corporation may redeem shares of Series B Preferred Stock in accordance with the terms of Section
                                                                   -------
4.3(e) at any time without regard to whether the redemption date is before, on
------
or after the date referred to in Section 4.3(e)(i), (c) shares of Series B
                                 -----------------
Preferred Stock may be issued by the Corporation in accordance with the terms of

Section 4.8, (d) holders of Series B Preferred Stock shall not, pursuant to
-----------
Section 4.3(d) or otherwise, have the right to nominate any directors of the
--------------
Corporation and (e) the words "Series B Preferred Stock" and "Series A Preferred Stock" shall be substituted for all references in Section 4.3 to Series A
                                                  -----------
Preferred Stock and Series B Preferred Stock, respectively.

          4.5  Powers, Preferences and Rights of the Series C Preferred Stock.
               --------------------------------------------------------------
The powers, preferences and rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

          (a)  Ranking.  The Series C Preferred Stock shall rank (i) junior to
               -------
the Series A Preferred Stock and the Series B Preferred Stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (ii) junior to the Series D Preferred Stock with respect to rights on a Statutory Liquidation, (iii) on a parity basis with Series D Preferred Stock and Common Stock with respect to dividend rights, and (iv) senior to the Common Stock and any series or class of the Corporation's common or preferred stock, now or hereafter authorized (other than Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock), with respect to rights on liquidation, dissolution and winding up.

          (b)  Dividends.  Holders of Series C Preferred Stock shall be entitled
               ---------
to dividends in cash or property when, as and if, declared by the Board of Directors of the Corporation. No cash or property dividends or distributions shall be declared or paid on any shares of Common Stock or on any other series of preferred stock ranking junior to or on a parity basis with the Series C Preferred Stock with respect to dividends or distributions, unless the holders of the Series C Preferred Stock receive cash or property dividends or distributions in an amount per share of Series C Preferred Stock at least equal to the greater of (i) the dividends or distributions payable on the number of shares of Common Stock into which a share of Series C Preferred Stock is then convertible and (ii) the dividends or distributions per share payable to holders of any series of preferred stock ranking, with respect to dividends or distributions, junior to or on a parity basis with the Series C Preferred Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock into which a share of Series C Preferred Stock is then convertible and the denominator of which is the number of shares of Common Stock into which a share of such series of preferred stock ranking, with respect to dividends or distributions, junior to or on a parity basis with the Series C Preferred Stock is then convertible; provided, that if such other
                                                  --------
series of preferred stock is not convertible into Common Stock, then the numerator of such fraction shall be the liquidation preference of a share of Series C Preferred Stock and the denominator of such fraction shall be the liquidation preference of a share of such other series of preferred stock.

          (c)  Liquidation Preference.
               ----------------------

               (i) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, after payment is made to holders of all series of preferred stock ranking senior to the Series C Preferred Stock with respect to rights on liquidation, dissolution or winding up (including, in the case of a Statutory Liquidation, the Series D Preferred Stock), but before any payment shall be made or any assets distributed to the holders of Common Stock or any series of preferred stock ranking junior to the Series C Preferred Stock with respect to rights on liquidation, dissolution or winding up, an amount equal to the Liquidation Preference and no more.

               (ii) If upon any liquidation, dissolution or winding up of the Corporation the assets of the Corporation to be distributed are insufficient to permit the payment to all holders of Series C Preferred Stock and any other series of preferred stock ranking on a parity basis with Series C Preferred Stock with respect to rights on liquidation, dissolution or winding up (including, in the case of a liquidation, dissolution or winding up other than a Statutory Liquidation of the Series D Preferred Stock), to receive their full preferential amounts, the entire assets of the Corporation shall be distributed among the holders of Series C Preferred Stock and all such other series ratably in accordance with their respective liquidation preference.

               (iii) After payment to the holders of Series C Preferred Stock of the amounts set forth in paragraph (i) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock and the Series C Preferred Stock and the Series D Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock into which their shares of Series C Preferred Stock and Series D Preferred Stock are convertible (as adjusted from time to time in accordance with the terms of Section 4.5(f)) as of the date of the liquidation, dissolution or
             ---------------
     winding up of the Corporation.

               (iv) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.5(c).
                                             --------------

          (d)  Voting Rights.
               -------------

               (i) Except as set forth in paragraph (ii) below, on all matters to be submitted to the stockholders (including, without limitation, the election of directors), the holders of the Series C Preferred Stock shall have the right and power to vote on any question or in any proceeding and to be represented on any question or in any proceeding and to be represented at, or to receive notice of, any meeting of stockholders in the same manner as holders of Class A Common Stock, and the Series C Preferred Stock shall vote together with the Class A Common Stock as a single class.

               (ii) The affirmative vote of holders of not less than a majority of Series C Preferred Stock shall be required to (A) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of stock ranking senior to or pari passu with the Series C Preferred Stock or any additional shares of Series C Preferred Stock, (B) authorize, adopt or approve each amendment to this Second Restated Certificate of Incorporation that would increase or decrease the par value of the shares of Series C Preferred Stock, alter or change the powers, preferences or rights of the shares of Series C Preferred Stock or alter or change the powers, preferences or rights of any other capital stock of the Corporation if after such alteration or change such capital stock would rank senior to or pari passu with the Series C Preferred Stock, (C) amend, alter or repeal any provision of this Second Restated Certificate of Incorporation so as to affect the shares of Series C Preferred Stock adversely, or (D) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of stock senior to or pari passu with the Series C Preferred Stock.

               (iii) On any matters on which the holders of the shares of Series C Preferred Stock shall be entitled to vote together with the holders of Class A Common Stock, each holder of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Class A Common Stock into which its shares of Series C Preferred Stock are convertible (as adjusted from time to time pursuant to Section 4.5(f)
                                                           ---------------
     hereof) on the record date for such vote.

          (e)  Conversion.  The shares of Series C Preferred Stock shall be
               ----------
convertible into shares of Class A Common Stock as follows:

               (i)  Optional Conversion.  Each share of Series C Preferred Stock
                    -------------------
     shall be convertible, at the option of the holder thereof, at any time and from time to time, into the number of fully paid and non-assessable shares of Class A Common Stock of the Corporation as is determined by dividing the Initial Conversion Price (as hereafter defined) by the Current Conversion Price (as defined in Section 4.5(f) below) in effect at the time of
                          --------------
     conversion.  For purposes of this Section 4.5(e), the "Initial Conversion
                                      ---------------       ------------------
     Price" shall equal $100.00.
     -----

               (ii)  Automatic Conversion.  Upon the IPO Date, each share of
                     --------------------
     Series C Preferred Stock then outstanding shall automatically be converted into such number of fully paid and nonassessable shares of Class A Common Stock of the Corporation as is determined by dividing the Initial Conversion Price by the Current Conversion Price then in effect.

               (iii) Fractional Shares.  No fractional shares of Class A Common
                     -----------------
     Stock shall be issued upon conversion of shares of Series C Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Class A Common Stock issuable in respect of the Series C Preferred Stock then being converted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Conversion Price.

               (iv)  Mechanics of Optional Conversion.  In order for a holder of
                     --------------------------------
     Series C Preferred Stock to convert such shares into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the transfer agent for the Series C Preferred Stock (or if the Corporation serves as its own transfer agent, at the principal office of the Corporation), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Optional Conversion
                                                        -------------------
     Date"). The Corporation shall, within ten (10) Business Days after the Optional Conversion Date, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of whole shares of Class A Common Stock (and any shares of Series C Preferred Stock represented by the certificate delivered to the Corporation by the holder thereof that are not converted into Class A Common Stock) issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with paragraph (iii) of this Section 4.5(e).
                                                           --------------

               (v)  Mechanics of Automatic Conversion.  All holders of record of
                    ---------------------------------
     shares of Series C Preferred Stock will be given at least thirty (30) but not more than sixty (60) days' prior written notice of the date fixed (the "Automatic Conversion Date") and the place designated for automatic
      -------------------------
     conversion of all shares of Series C Preferred Stock pursuant to this

     Section 4.5(e).  Such notice will be sent by first class or registered
     --------------
     mail, postage prepaid, to each record holder of Series C Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series C Preferred Stock (or the records of the Corporation if it serves as its own transfer agent). On or before the Automatic Conversion Date, each holder of shares of Series C Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On and after the Automatic Conversion Date, all rights with respect to the Series C Preferred Stock so converted, including the rights, if any, to receive notices and to vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Common Stock into which such Series C Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. As soon as practicable after the Automatic Conversion Date and the surrender of the certificate or certificates representing shares of Series C Preferred Stock, the Corporation shall issue and deliver to such holder, or on his or its written order to his or its nominees, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with paragraph (iii) of this Section 4.5(e).
                                                           --------------

               (vi)  Reservation of Shares.  The Corporation shall at all times
                     ----------------------
     when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock. Before taking any action which would cause Class A Common Stock, upon the conversion of Series C Preferred Stock, to be issued below the then par value of the shares of Class A Common Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock to the holders of Series C Preferred Stock.

               (vii) Adjustments for Dividends. Upon any conversion of Series C Preferred Stock, no adjustment to the Initial Conversion Price or the Current Conversion Price shall be made for declared and unpaid dividends on the Series C Preferred Stock surrendered for conversion or on the Class A Common Stock delivered upon conversion.

               (viii) Termination of Rights.  All shares of Series C Preferred
                      ---------------------
     Stock which shall have been surrendered for conversion as herein provided or, as to shares of Series C Preferred Stock which are subject to automatic conversion pursuant to paragraph (vi) above, which have not been so surrendered prior to the Automatic Conversion Date, shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Optional Conversion Date or the Automatic Conversion Date, as applicable, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. On and as of the Optional Conversion Date or the Automatic Conversion Date, as applicable, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Class A Common Stock, including the rights, if any, to receive notices and to vote. Shares of Series C Preferred Stock converted into shares of Class A Common Stock will be restored to the status of authorized but unissued shares of preferred stock without designation as to series, and may thereafter be issued, whether or not designated as shares of Series C Preferred Stock.

               (ix)  No Conversion Charge or Tax.  The issuance and delivery of
                     ---------------------------
     certificates for shares of Class A Common Stock upon the conversion of shares of Series C Preferred Stock shall be made without charge to the holder of shares of Series C Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

               (x)   Election Upon Conversion.  Notwithstanding any other
                     ------------------------
     provision of this Section 4.5(e), any holder of Series C Preferred Stock
                       --------------
     may elect, by written notice to the Corporation, to receive shares of Class B Non-Voting Common Stock for any or all of the shares of Class A Common Stock that such holder would otherwise be entitled to receive upon conversion of such shares of Series C Preferred Stock. If any such holder elects to receive shares of Class B Non-Voting Common Stock, then, as to such holder with respect to such shares, such conversion shall be accomplished pursuant to the provisions of Sections 4.5(e) and 4.5(f)
                                               ---------------------------
     hereof with all references to "Class A Common Stock" in such sections being deemed to refer instead to "Class B Non-Voting Common Stock".

          (f)  Adjustments to Conversion Price.
               -------------------------------

               (i)  Current Conversion Price.  The Initial Conversion Price
                    ------------------------
     shall be subject to adjustment from time to time and such conversion price as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth. The term "Current Conversion Price" shall mean, as
                                      ------------------------
     of any time, the Initial Conversion Price in case no
     adjustment shall have been made pursuant to this Section 4.5(f), or the
                                                      --------------
     Initial Conversion Price as adjusted pursuant to this Section 4.5(f), as
                                                           --------------
     the case may be.

               (ii)  Adjustment Formula.  If at any time the Corporation shall
                    ------------------
     issue any shares of Common Stock (other than Excluded Stock, as defined in paragraph (vii) below) or any shares of a class or series convertible into Common Stock (other than Excluded Stock) or any Rights or Related Rights (as defined below) (collectively with the Common Stock, "Securities")
                                                              ----------
     (other than a dividend or other distribution payable in Common Stock or Convertible Securities, to which paragraph (iv) below applies) for no consideration or a consideration per share (the consideration in each case to be determined in the manner provided in clauses (E) and (F) of paragraph
     (iii) below) less than the Market Price, as in effect immediately prior to the issuance of such Securities, the Current Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a Current Conversion Price obtained by multiplying such Current Conversion Price in effect immediately prior to such issuance by a fraction having (i) a numerator equal to the sum of (x) the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance multiplied by the Market Price as in effect immediately prior to such issuance, plus (y) the consideration received by the Corporation upon such issuance, and (ii) a denominator equal to the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issuance, multiplied by the Market Price as in effect immediately prior to such issuance.

               (iii)  Adjustment Considerations.  For the purpose of any
                      -------------------------
     adjustment of the Current Conversion Price pursuant to paragraph (ii) above, the following provisions shall be applicable:

          (A) In the case of the issuance of options or warrants to purchase, or rights to subscribe for, Common Stock other than Excluded Stock (collectively, the "Rights"), the aggregate maximum number of shares of
                         ------
     Common Stock deliverable upon exercise of the Rights shall be deemed to have been issued at the time the Rights were issued, for an aggregate consideration equal to (i) the consideration (determined in the manner provided in clauses (E) and (F) below), if any, received by the Corporation upon the issuance of the Rights, plus (ii) the minimum purchase price provided in the Rights for the Common Stock covered thereby; provided,
                                                                  --------
     however, that such shares of Common Stock deliverable upon the exercise of
     -------
     the Rights shall not be deemed to have been issued unless such aggregate consideration per share would be less than the Market Price as in effect on the date of and immediately prior to such issuance.

          (B) In the case of the issuance of securities by their terms convertible into or exchangeable for Common Stock other than Excluded Stock (collectively, the "Convertible Securities"), or options or warrants to
                         ----------------------
     purchase, or rights to subscribe for, securities by their terms convertible into or exchangeable for Common Stock other than

     Excluded Stock (collectively, the "Related Rights"), the aggregate maximum
                                        --------------
     number of shares of Common Stock deliverable upon conversion, exchange or exercise of any Convertible Securities or Related Rights shall be deemed to have been issued at the time the Convertible Securities or the Related Rights were issued and for an aggregate consideration equal to (i) the consideration received by the Corporation upon issuance of the Convertible Securities or the Related Rights (excluding any cash received on account of accrued interest or accrued dividends), plus (ii) the additional consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise of the Convertible Securities or Related Rights (the consideration in each case to be determined in the manner provided in clauses (E) and (F) below); provided, however, that such shares
                                             --------  -------
     of Common Stock deliverable upon such conversion, exchange or exercise of the Convertible Securities or Related Rights shall not be deemed to have been issued unless such aggregate consideration per share would be less than the Market Price as in effect on the date of and immediately prior to such issuance.

          (C) On any change in the number of shares of Common Stock deliverable upon the exercise of the Rights or Related Rights or upon the conversion, exchange or exercise of the Convertible Securities or on any change in the minimum purchase price of the Rights, Related Rights or Convertible Securities other than a change resulting from the anti-dilution provisions of the Rights, Related Rights or Convertible Securities, the Current Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change, been made upon the basis of such change.

          (D) On the expiration of any of the Rights, Related Rights or Convertible Securities, the Current Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights or Related Rights or the issuance of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities.

          (E) In the case of the issuance of Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor.

          (F) In the case of the issuance of Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive.

               (iv)  Effect of Dividends, Distributions, Subdivisions or
                     ---------------------------------------------------
     Combinations.  If the Corporation declares a dividend or other distribution
     ------------
     payable in Common Stock or

     Convertible Securities or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, then the Current Conversion Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall forthwith be adjusted to that price determined by multiplying the Current Conversion Price by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such dividend, other distribution, subdivision or combination and (y) the denominator of which shall be the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such dividend, other distribution, subdivision or combination.

               (v)  Effect of Distributions In Kind.  In case the Corporation
                    -------------------------------
     shall distribute to the holders of its capital stock any additional shares of its capital stock (other than Securities), stock or other securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets (excluding cash dividends) or options, warrants or rights (excluding Rights or Related Rights), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, the Current Conversion Price in effect thereafter shall be determined by multiplying the Current Conversion Price in effect immediately prior to such record date by a fraction (A) the numerator of which shall be an amount equal to the remainder of (x) the Market Price of one share of Common Stock less (y) the fair value (as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so distributed in respect of one share of Common Stock, as of the record date applicable to such distribution, as the case may be, and (B) the denominator of which shall be the Market Price of one share of Common Stock, as of the record date applicable to such distribution. Such adjustment shall be made on the date such distribution is made, and shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such distribution.

               (vi)  Notice of Changes.  Whenever the Current Conversion Price
                     -----------------
     shall be adjusted as provided in this Section 4.5(f), the Corporation shall
                                           --------------
     forthwith file, at the office of the transfer agent for the Series C Preferred Stock, at the principal office of the Corporation or at such other place as may be designated by the Corporation, a statement, certified by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Current Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record of Series C Preferred Stock at such holder's address as shown in the records of the Corporation.

               (vii) Excluded Stock.  As used in this Section 4.5(f), "Excluded
                     --------------                   --------------
     Stock" shall mean (A) all shares of Common Stock or options for the purchase thereof issued, sold or granted, in the past or future, by the Corporation to its employees, directors or consultants pursuant to bona fide stock purchase, option or similar benefit plans or other arrangements approved by the Board of Directors of the Corporation, (B) with the approval of holders of a majority of the outstanding shares of Series C Preferred Stock, a maximum of 5% of the outstanding shares of Common Stock on a Fully Diluted Basis consisting of Common Stock or Convertible Securities issued to creditors in connection with incurrence of indebtedness, (C) any shares of Series C Preferred Stock or Common Stock issued upon conversion of Preferred Stock as provided herein, (D) all shares of Common Stock issued prior to the date of the filing of this Second Restated Certificate of Incorporation to the employees and directors of the Corporation or any of its Subsidiaries or Affiliates.

          (g)  Certain Restrictions.
               --------------------

               (i)  Notwithstanding the provisions of Section 4.5(b), cash
                                                      --------------
     dividends on the Series C Preferred Stock may not be declared, paid or set apart for payment, nor may the Corporation redeem, purchase or otherwise acquire any shares of Series C Preferred Stock, if (A) the Corporation is not solvent or would be rendered insolvent thereby or (B) at such time the terms and provisions of any law or agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibit such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition, or provide that such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition would constitute a violation or breach thereof or a default thereunder.

               (ii) So long as shares of Series C Preferred Stock are outstanding or dividends payable on shares of Series C Preferred Stock have not been paid in full in cash, the Corporation shall not declare or pay cash dividends on, or redeem, purchase or otherwise acquire for consideration, any shares of Common Stock or other shares of capital stock of the Corporation ranking junior to or on a parity basis with the Series C Preferred Stock (including the Series D Preferred Stock), except with the prior written consent of holders of a majority of the outstanding shares of Series C Preferred Stock, except that the Corporation may acquire, in accordance with the terms of any agreement between the Corporation and its employees, shares of Common Stock from its employees at a price equal to such employee's purchase price therefor without such consent.

               (iii) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to make any distribution with respect to, or purchase or otherwise acquire for consideration, any shares of Common Stock or other shares of capital stock of the Corporation ranking junior to or on a parity basis with the Series C Preferred Stock (including the Series D Preferred Stock) unless the Corporation could, pursuant to paragraph (i) above, make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

          (h)  Redemption.  At the option of the Corporation, the Series C
               ----------
Preferred Stock is redeemable if the Corporation receives the prior affirmative vote, or written consent, of (i) all holders of the outstanding shares of Series C Preferred Stock, (ii) all holders of the outstanding shares of Series D Preferred Stock, and (iii) any other holders of the Corporation's capital stock that may be required pursuant to this Second Restated Certificate of Incorporation (including, without limitation, pursuant to the provisions contained in Section 4.3(c)(ii) hereof).
             ------------------

          (i)  Sinking Fund.  There shall be no sinking fund for the payment of
               ------------
dividends or liquidation preferences on the Series C Preferred Stock.

          4.6  Powers, Preferences and Rights of the Series D Preferred Stock.
               --------------------------------------------------------------

          (a)  Ranking.  The Series D Preferred Stock shall rank (i) junior to
               -------
the Series A Preferred Stock and the Series B Preferred Stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (ii) senior to the Series C Preferred Stock with respect to rights on a Statutory Liquidation, (iii) on a parity basis with Series C Preferred Stock and Common Stock with respect to dividend rights, and (iv) senior to the Common Stock and any series or class of the Corporation's common or preferred stock, now or hereafter authorized (other than Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock), with respect to rights on liquidation, dissolution and winding up.

          (b)  Other Powers, Preferences and Rights.  Subject to paragraph (a)
               ------------------------------------
above, the powers, preferences and rights of the Series D Preferred Stock, and the qualifications, limitations, and restrictions thereof, shall be identical to those of the Series C Preferred Stock, except that (a) in addition to the conversion rights set forth in Section 4.5(e) (subject to clause (c) below),
                               --------------
shares of Series D Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into an equivalent number of fully paid and non-assessable shares of Series C Preferred Stock, any such conversion being made in accordance with the applicable provisions of Section
                                                                      -------
4.5(e); (b) the holder(s) of the shares of Series D Preferred Stock shall not
------
have any right to vote on any matters to be voted on by the stockholders of the Corporation, and the shares of Series D Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters, except that such holder(s) shall have the right to vote on matters specified in

Section 4.5(d)(ii) or as otherwise provided by law; (c) shares of Series D
------------------
Preferred Stock shall not be subject to automatic conversion upon the IPO Date in accordance with Section 4.5(c)(ii); provided, however, that on and after the
                   ------------------
IPO Date, the Current Conversion Price shall be deemed to be the Current Conversion Price as of the IPO Date; and (d) the words "Series D Preferred Stock" and Series C Preferred Stock shall be substituted for all references in

Section 4.5 to Series C Preferred Stock and Series D Preferred Stock,
-----------
respectively.

          (c)  Reservation of Shares.  The Corporation shall at all times when
               ---------------------
the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Series C Preferred Stock and Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock.

          (d)  FCC Approval.  Notwithstanding anything herein to the contrary,
               ------------
if Federal Communications Commission or other regulatory approval is required to be obtained prior to the conversion of shares of Series D Preferred Stock, the holder thereof may nevertheless elect to convert any or all of its shares of Series D Preferred Stock by written notice given to the Corporation in accordance with the provisions of Section 4.5(e), provided, that such conversion
                                  --------------  --------
shall not become effective until the close of business on the date of the receipt of the last of any such approvals and of the surrender of the certificates representing the shares of the Series D Preferred Stock to be converted and the rights of the holder thereof shall continue in full force and effect pending the receipt of all such approvals.

          4.7  Common Stock.
               ------------

          (a) Class A Common Stock.  Each holder of Class A Common Stock shall
              --------------------
be entitled to one vote for each share of Class A Common Stock held of record on all matters on which stockholders generally are entitled to vote and to all other rights, powers and privileges of stockholders under Delaware law. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Class A Common Stock then outstanding have been paid or declared and funds sufficient for the payment thereof in full set apart for payment, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Class A Common Stock and Class B Non-Voting Common Stock in proportion to the shares of Common Stock then held by them.

          (b) Class B Non-Voting Common Stock.  The powers, preferences and
              -------------------------------
rights of the Class B Non-Voting Common Stock, and the qualifications, limitations, and restrictions thereof, shall be identical to those of the Class A Common Stock, except that the shares of Class B Non-Voting Common Stock shall not have any right to vote on any matters to be voted on by the stockholders of the Corporation, and the shares of Class B Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters, except as otherwise provided by law. At any time and from time to time, any holder of shares of Class B Non-Voting Common Stock may, upon written request to the Corporation, convert all or any portion of such shares of Class B Non-Voting Common Stock into an equivalent number of fully paid and non-assessable shares of Class A Common Stock; provided, however, that if such holder is an Initial Class B Holder, then such Initial Class B Holder may convert all or any portion of such shares only if such Initial Class B Holder delivers a written opinion of counsel acceptable to the Corporation's counsel opining to the effect that such Initial Class B Holder should not be (and as a result of any such conversion should not become) an Affiliate of the Corporation. Furthermore, upon an otherwise permitted sale or transfer of any shares of Class B Non-Voting Common Stock by an Initial Class B Holder to any Person that is not (and as a result of any such conversion would not become) an Affiliate of the Initial Class B Holders, each such share of Class B Non-Voting Common Stock so sold or transferred shall convert automatically into one share of Class A Common Stock.

          (c)  Effect of Stock Splits, Stock Dividends, Etc.  If the Corporation
               ---------------------------------------------
declares a stock split or stock dividend or effects a combination or similar recapitalization with respect to any class of its Common Stock, then the Corporation shall also make an equivalent change to all other classes of its Common Stock.

          4.8  Exchange of Capital Stock.  Notwithstanding any other provision
               -------------------------
of this Second Restated Certificate of Incorporation to the contrary, in the event that the Initial Holder terminates its obligations under Section 8.6 of the Stockholders' Agreement pursuant to Section 8.8(c) thereof with respect to any Overlap Territory (as defined therein) (any such termination being referred to hereinafter as the "Exchange Event"), the following provisions shall apply:
                       --------------

          (a)  Right to Exchange.  The Corporation shall have the right,
               -----------------
exercisable in its sole discretion by written notice (the "Exchange Notice")
                                                           ---------------
given to the Initial Holder within sixty (60) days after the Exchange Event, to:

               (i) require the Initial Holder and each Section 4.8 Transferee to exchange for an equivalent number of shares of Series B Preferred Stock either (A) all of the shares of Series A Preferred Stock then owned by the Initial Holder and each Section 4.8 Transferee or (B) a number of shares of Series A Preferred Stock then owned by each such holder equal to the product of (x) the number of shares of Series A Preferred Stock then owned by such holder multiplied by (y) a fraction, the numerator of which is equal to the number of POPs (as defined in the Stockholders' Agreement) in the Overlap Territory and the denominator of which is equal to the total number of POPs in the Territory (as defined in the Stockholders' Agreement); and

               (ii) require the Initial Holder and each Section 4.8 Transferee to exchange, for a number of shares of Series B Preferred Stock determined in accordance with paragraph (b) below, either (A) all of the shares of Series D Preferred Stock owned by the Initial Holder on February 4, 1998 (or shares of Series C Preferred Stock or Common Stock into which such shares or any shares of Series D Preferred Stock shall have been converted) and that the Initial Holder or such Section 4.8 Transferee, as the case may be, continues to own on the date of delivery of the Exchange Notice (any such shares of Series D Preferred Stock, Series C Preferred Stock or Common Stock being referred to hereinafter collectively as "Original Shares") or
                                                          ---------------
     (B) a number of Original Shares of Series D Preferred Stock, Series C Preferred Stock and/or Common Stock, as the case may be, equal to the product of (x) the number of Original Shares of Series D Preferred Stock, Series C Preferred Stock and/or Common Stock, as the case may be, then owned by each such holder, multiplied by (y) a fraction, the numerator of which is equal to the number of

     POPs in the Overlap Territory and the denominator of which is equal to the total number of POPs in the Territory;

provided, that (x) if the Corporation exercises its right under clause (i)(A) of
--------
this paragraph (a), it shall be required to exercise its right under clause
(ii)(A) of this paragraph (a), and vice-versa; and if the Corporation exercises its right under clause (i)(B) of this paragraph (a), it shall be required to exercise its right under clause (ii)(B) of this paragraph (a), and vice-versa and (y) the provisions of this Section 4.8(a) shall not apply to any Section 4.8
                               --------------
Transferee which is a Cash Equity Investor (as such term is defined in the Stockholders' Agreement).

(Shares of Series A Preferred Stock, and shares of Series D Preferred Stock (and shares of Series C Preferred Stock or Common Stock into which such shares shall have been converted) subject to exchange pursuant to this Section 4.8 are
                                                          -----------
hereinafter referred to collectively as "Exchange Shares.")
                                         ---------------

          (b)  Number of Shares of Series B Preferred Stock Issuable in
               --------------------------------------------------------
Exchange. The number of shares of Series B Preferred Stock issuable in exchange for Original Shares pursuant to clause (ii) of paragraph (a) above shall be equal to the quotient of the aggregate purchase price paid by the Initial Holder for the Original Shares being exchanged, divided by the Liquidation Preference of the Series B Preferred Stock.

          (c)  Fractional Shares.  Notwithstanding any other provision of this
               -----------------
Second Restated Certificate of Incorporation, the Corporation shall not be required to issue fractions of shares upon exchange of any Exchange Shares or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Corporation may pay therefor, at the time of any exchange of Exchange Shares as herein provided, an amount in cash equal to such fraction multiplied by the Market Price of a share of Class A Common Stock on such date.

          (d)  Mechanics of Exchange.  The Exchange Notice shall specify the
               ---------------------
date fixed for the exchange (the "Exchange Date"), which shall be at least ten
                                  -------------
(10) but no more than sixty (60) days following delivery of the Exchange Notice, and the place designated for exchange of the Exchange Shares pursuant to this

Section 4.8.  Such notice will be sent by first class or registered mail,
------------
postage prepaid, to the Initial Holder at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation if it serves as its own transfer agent). On or before the Exchange Date, the Initial Holder shall surrender its certificate or certificates for all of the Exchange Shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for exchange shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the Initial Holder or its attorney duly authorized in writing.

          (e)  Termination of Rights.  On and after the Exchange Date (whether
               ---------------------
or not the applicable certificates have theretofore been surrendered), all rights with respect to the Exchange Shares, including the rights, if any, to receive notices and to vote, will terminate, except only the rights of the Initial Holder and Section 4.8 Transferees to receive certificates for the number of shares of Series B Preferred Stock into which such Exchange Shares have been exchanged, upon surrender of its certificate or certificates therefor, and payment of any declared but unpaid dividends thereon (which shall accrue and be payable at the times and on the other terms applicable to such dividends when declared) and payment of any deferred dividends in respect of shares of Series A Preferred Stock which shall be payable as set forth in
Section 4.3(b)(iii). Within ten (10) Business Days after the Exchange Date, the
-------------------
Corporation shall issue and deliver to the Initial Holder, or on its written order to its nominees, a certificate or certificates for the number of whole shares of Series B Preferred Stock issuable upon such exchange in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with paragraph (c) of this Section 4.8.
                                                    -----------

          (f)  Reservation of Shares.  The Corporation shall at all times
               ---------------------
reserve and keep available for issuance upon the exchange of Exchange Shares the maximum number of its authorized but unissued shares of Series B Preferred Stock as is reasonably anticipated to be sufficient to permit the exchange of all outstanding Exchange Shares and shall take all action required to increase the authorized number of shares of Series B Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series B Preferred Stock to permit such reservation or to permit the exchange of all outstanding Exchange Shares.

          (g)  Adjustments for Dividends.  Upon any exchange of shares of Series
               -------------------------
A Preferred Stock or Series D Preferred Stock, no adjustment to the rate of conversion shall be made for accrued and unpaid dividends (whether or not declared) on the shares of Series A Preferred Stock or Series D Preferred Stock, as the case may be, surrendered for exchange or on the shares of Series B Preferred Stock delivered upon exchange.

          (h)  No Exchange Charge or Tax.  The issuance and delivery of
               -------------------------
certificates for shares of Series B Preferred Stock upon the exchange of Exchange Shares shall be made without charge to the Initial Holder for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

          4.9  Redemption of Capital Stock.  Notwithstanding any other provision
               ---------------------------
of this Second Restated Certificate of Incorporation to the contrary, outstanding shares of capital stock of the Corporation held by Disqualified Holders shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, such action should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries to conduct any portion of the business of the Corporation or any of its Subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (a) the redemption price of the shares to be redeemed pursuant to this Section 4.9 shall be equal to the lesser of (i) the Market Price or (ii) if
     -----------
such stock was purchased by such Disqualified Holder within one year of the
Section 4.9 Redemption Date, such Disqualified Holder's purchase price for such shares;

          (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

          (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

          (d) at least thirty (30) days' written notice of the Section 4.9 Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided, however,
                                                           --------  -------
that only ten (10) days' written notice of the Redemption Date shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; provided, further, that the record
                                              --------  -------
holders of the shares selected to be redeemed may transfer such shares prior to the Section 4.9 Redemption Date to any holder that is not a Disqualified Holder and, thereafter, for so long as such shares are not held by a Disqualified Holder, such shares shall not be subject to redemption by the Corporation;

          (e) from and after the Section 4.9 Redemption Date, any and all rights of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) with respect to the shares selected from redemption held by Disqualified Holders on the Section 4.9 Redemption Date shall cease and terminate and such Disqualified Holders thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (f) such other terms and conditions as the Board of Directors shall determine.

          4.1  Definitions.  For the purposes of this Second Restated
               -----------
Certificate of Incorporation, the following terms shall have the meanings indicated:

          "Accreted Value" shall mean, with respect to each share of Series A
           --------------
Preferred Stock or Series B Preferred Stock, as of any date, the sum of the Liquidation Preference, plus an amount equal to all unpaid dividends thereon, including accrued dividends whether or not declared, through such date.

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, the term "control" (including the terms "controlling" and
                      -------                        -----------
"controlled") means the power to direct or cause the direction of the management
-----------
and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Appraiser" has the meaning assigned to such term in Section
           ---------                                           -------
4.3(l)(i).
---------

          "Board of Directors" has the meaning assigned to such term in Section
           ------------------                                           -------
4.2(a).
------

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Class A Common Stock" has the meaning assigned to such term in
           --------------------
Section 4.1.
-----------

          "Class B Non-Voting Common Stock" has the meaning assigned to such
           -------------------------------
term in Section 4.1.
        -----------

          "Closing Price" shall mean, with respect to each share of any class or
           -------------
series of capital stock for any day, (i) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such class or series of capital stock is listed or admitted for trading or (ii) if such class or series of capital stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such class or series of capital stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

          "Common Stock" has the meaning assigned to such term in Section 4.1.
           ------------                                           ------------

          "Disqualified Holder" shall mean any holder of shares of capital stock
           -------------------
of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of capital stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries or Affiliates to conduct any portion of the business of the Corporation or any of its Subsidiaries or Affiliates.

          "Dividend Payment Date" shall mean the last day of each March, June,
           ---------------------
September and December, except that if any Dividend Payment Date is not a Business Day, then the next succeeding Business Day shall be the Dividend Payment Date.

          "Excluded Stock" has the meaning assigned to such term in Section
           --------------                                           -------
4.5(f)(vii).
-----------

          "Fully Diluted Basis" shall mean, with respect to the outstanding
           -------------------
shares of Common Stock, the number of shares of Common Stock outstanding assuming the conversion of all outstanding convertible securities (other than the Series A Preferred Stock) and the exercise of all outstanding warrants, options or other rights to subscribe for or purchase any shares of Common Stock.

          "Initial Class B Holder" means J.P. Morgan Investment Corporation or
           ----------------------
Sixty Wall Street SBIC Fund, L.P.

          "Initial Holder" means AT&T Wireless PCS Inc., a Delaware corporation,
           --------------
and/or any of its Affiliates that is a Subsidiary of AT&T Corp., a New York corporation.

          "IPO Date" shall mean the first date on which (a) the Class A Common
           --------
Stock shall have been registered pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, (b) the aggregate gross proceeds received by the Corporation in connection with such Registration Statement(s) equals or exceeds $20 million, and (c) the Class A Common Stock shall be listed for trading on the New York Stock Exchange or the American Stock Exchange or authorized for trading on NASDAQ, including, without limitation, its National Market System.

          "Junior Stock" shall mean, with respect to shares of Series A
           ------------
Preferred Stock or Series B Preferred Stock, any capital stock of the Corporation, including, without limitation, the Series C Preferred Stock, Series D Preferred Stock, Class A Common Stock and Class B Non-Voting Common Stock, ranking junior to the Series A Preferred Stock or Series B Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preference, right or power.

          "Liquidation Preference" shall mean, with respect to each share of
           ----------------------
Preferred Stock, $100 and no more (subject to adjustment for subdivisions or combinations affecting the number of shares of the applicable class or series of Preferred Stock).

          "Market Price" shall mean, with respect to each share of any class or
           ------------
series of capital stock for any day, (i) the average of the daily Closing Prices for the ten consecutive trading days commencing fifteen (15) days before the day in question or (ii) if on such date the shares of such class or series of capital stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service, the cash amount that a willing buyer would pay a willing seller (neither acting under compulsion) in an arm's-length transaction without time constraints per share of such class or series of capital stock as of such date, viewing the Corporation on a going concern basis, as determined (A) in the case of a determination of "Market Price" for the purpose of calculating the Series A Conversion Rate, pursuant to the terms of Section 4.3(l) and (B) in the case of a determination
                         --------------
of Market Price for
any other purpose, in good faith by the Board of Directors, whose determination shall be conclusive; provided that, in determining such cash amount, the
                     --------
following shall be ignored: (i) any contract or legal limitation in respect of shares of Common Stock or Preferred Stock, including transfer, voting and other rights, (ii) the "minority interest" status of shares of Class A Common Stock into which shares of Series A Preferred Stock would be converted, and (iii) any illiquidity arising by contract in respect of the shares of Common Stock and any voting rights or control rights amongst the stockholders; provided, further, however that the "Market Price" of a share of Class B Non-Voting Common Stock shall at all times be deemed to be equal to the Market Price of a share of Class A Common Stock.

          "NASDAQ" shall mean the National Association of Securities Dealers
           ------
Automated Quotations System.

          "Parity Stock" shall mean, with respect to shares of Series A
           ------------
Preferred Stock or Series B Preferred Stock, any capital stock of the Corporation ranking on a parity basis with the Series A Preferred Stock or Series B Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preference, right or power.

          "Person" shall mean any individual, firm, corporation, partnership,
           ------
trust, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or political subdivision thereof or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" has the meaning assigned to such term in Section
           ---------------                                           -------
4.1.

          "Qualified Transfer" shall mean a sale, transfer or other disposition
           ------------------
of shares of Series A Preferred Stock to any prospective transferee specified in a Qualified Transfer Notice, other than a prospective transferee as to which the Corporation disapproves in accordance with the terms of the second sentence of

Section 4.3(i)(xi), provided such sale, transfer or other disposition is made
------------------  --------
pursuant to a binding agreement entered into no later than one hundred eighty
(180) days after the applicable Qualified Transfer Notice is given.

          "Qualified Transferee" shall mean, with respect to any shares of
           --------------------
Series A Preferred Stock, (i) any Cash Equity Investor that acquired such shares pursuant to Section 4.2 of the Stockholders' Agreement or (ii) any other holder
            -----------
that acquired such shares in a Qualified Transfer from an Initial Holder or Qualified Transferee.

          "Qualified Transfer Notice" has the meaning assigned to such term in
           -------------------------
Section 4.3(i)(xi).
------------------

          "Redemption Securities" shall mean any debt or equity securities of
           ---------------------
the Corporation, any of its Subsidiaries or Affiliates or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price payable pursuant to Section 4.9, in the opinion of any nationally recognized investment
            -----------
banking firm selected by the Board of Directors (which may be a firm which provides investment banking, brokerage or other services to the Corporation), has a value at the time notice of redemption is given pursuant to Section 4.9(d)
                                                                  --------------
at least equal to the price required to be paid pursuant to Section 4.9(a)
                                                            --------------
(assuming, in the case of Redemption Securities to be publicly traded, that such Redemption Securities were fully distributed and subject only to normal trading activity).

          "Section 4.8 Transferee" shall mean any transferee of shares of Series
           ----------------------
A Preferred Stock or Series D Preferred Stock issued to the Initial Holder on February 4, 1998 (or any shares of Series C Preferred Stock or Class A Common Stock into which any such shares are converted) that are acquired in a private transaction.

          "Section 4.9 Redemption Date" shall mean the date fixed by the Board
           ---------------------------
of Directors for the redemption of any shares of stock of the Corporation pursuant to Section 4.9.
           ------------

          "Senior Stock" shall mean, with respect to shares of Series A
           ------------
Preferred Stock or Series B Preferred Stock, as the case may be, any capital stock of the Corporation ranking senior to the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preference, right or power.

          "Series A Conversion Date" has the meaning assigned to such term in
           ------------------------
Section 4.3(i)(vi).
------------------

          "Series A Conversion Rate" shall mean, as of any date of
           ------------------------
determination, a fraction in which the numerator is the Accreted Value of one share of Series A Preferred Stock as of such date, and the denominator is the Market Price of one share of Class A Common Stock as of such date.

          "Series A Preferred Stock" has the meaning assigned to such term in
           ------------------------
Section 4.1.
------------

          "Series A Redemption Price" has the meaning assigned to such term in
           -------------------------
Section 4.3(e)(i).
-----------------

          "Series B Preferred Stock" has the meaning assigned to such term in
           ------------------------
Section 4.1.
-----------

          "Series C Preferred Stock" has the meaning assigned to such term in
           ------------------------
Section 4.1.
-----------

          "Series D Preferred Stock" has the meaning assigned to such term in
           ------------------------
Section 4.1.
-----------

          "Statutory Liquidation" shall mean the liquidation of the Corporation
           ---------------------
pursuant to Section 275 of the GCL.

          "Stockholders' Agreement" means the Stockholders' Agreement, dated as
           -----------------------
of February 4, 1998, by and among the Corporation, the Initial Holder and the other stockholders of the Corporation named therein, as the same may be amended, modified or supplemented in accordance with the terms thereof, a copy of which is available for inspection by any stockholder at the principal executive offices of the Corporation.

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                                   ARTICLE V

          5.1   Number, Election and Terms of Directors.  The number of
                ---------------------------------------
Directors of the Corporation will be fixed from time to time in the manner provided in the Bylaws of the Corporation (the "Bylaws"). The Directors will be
                                                ------
classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2000, the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2001, and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2002, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of Directors of the Corporation need not be by written ballot.

          5.2  Removal of Directors. Subject to the provisions of Section 5.4,
               --------------------                               -----------
any Director may be removed at any time but only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, voting together as a single class, cast at an annual meeting or at a special meeting of stockholders called for that purpose, or by written consent. Subject to the provisions of Section 5.4, any vacancy in the Board of Directors caused by any
              -----------
such removal may be filled at such meeting or by written consent, by the stockholders entitled to vote for the election of the Director so removed. Subject to the provisions of Section 5.4, if such stockholders do not fill such
                             -----------
vacancy at such meeting or by written consent, such vacancy may be filled in the manner provided in Section 5.3.
                   ------------

          5.3  Vacancies and Newly Created Directorships.  Subject to the
               -----------------------------------------
provisions of Section 5.4, if any vacancies shall occur in the Board of
              -----------
Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy or a newly created directorship in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

          5.4  Additional Rights of Certain Stockholders Regarding Directors.
               -------------------------------------------------------------
Notwithstanding anything to the contrary contained in this Article V, so long as the holders of the Series A Preferred Stock shall have the right to nominate one of the Class II directors of the Corporation pursuant to Section 4.3(d)(iii) of
                                                         -------------------
this Second Restated Certificate of Incorporation, or the Cash Equity Investors shall have the right to nominate one of the Class I directors and one of the Class III directors of the Corporation pursuant to Section __ of the Stockholders Agreement, the holders of the Series A Preferred Stock (solely in the case of any such Class II director elected to the Board of Directors), and the Cash Equity Investors (solely in the case of such Class I directors and Class III directors elected to the Board of Directors), shall have the right to cause the Corporation to remove any such director, with or without cause, and to replace any such director (whether or not such director resigns, is removed from the Board of Directors with or without cause or ceases to be a director by reason of death, disability or for any other reason), and, upon written notice to the Corporation and the other members of the Board of Directors, the Corporation shall cause to be elected for the remainder of the term of any director so replaced a person designated by the stockholders so entitled to nominate such director, which notice shall set forth the name of the director being replaced and the name of the new director.

                                   ARTICLE VI

          Subject to the separate class vote requirements relating to any class or series of Preferred Stock, the holders of shares of Series C Preferred Stock and Class A Common Stock representing at least two-thirds (2/3) of the votes entitled to be cast for the election of directors of the Corporation, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or by written consent, may amend, alter or repeal this Second Restated Certificate of Incorporation or the Bylaws.

                                  ARTICLE VII

              7.1  Indemnification.  Any individual who was or is a party or is
              --------------------
threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (a "Proceeding"), whether civil, criminal, administrative,
                        ----------
or investigative (whether or not by or in the right of the Corporation), by reason of the fact that such individual, or an individual of whom such individual is the legal representative, is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), shall be
                                                      ------------
indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on an individual with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such Proceeding. Any other individual may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that any such individual is entitled to the benefits of this Article VII.

          7.2  Advancement of Expenses.  The Corporation shall, from time to
               -----------------------
time, reimburse or advance to any Director or officer or such other individual entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding;

provided, however, that, if (and only if) required by the GCL, such expenses
--------  -------
incurred by or on behalf of any Director or officer or other individual may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other individual indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other individual is not entitled to be indemnified for such expenses.

          7.3  Rights Not Exclusive.  The rights to indemnification and
               --------------------
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which an individual seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Second Restated Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          7.4  Continuing Rights.  The rights to indemnification and
               -----------------
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to an individual who has ceased to be a Director or officer (or other individual indemnified hereunder), shall inure to the benefit of the executors, administrators, legatees and distributees of such individual, and in either case, shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article VII.

          7.5  Insurance.  The Corporation shall have power to purchase and
               ---------
maintain insurance on behalf of any individual who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of an Other Entity, against any liability asserted against such individual and incurred by such individual in any such capacity, or arising out of such individual's status as such, whether or not the Corporation would have the power to indemnify such individual against such liability under the provisions of this
Article VII, the Bylaws or under Section 145 of the GCL or any other provision of law.

          7.6  Contract Rights; No Repeal.  The provisions of this Article VII
               --------------------------
shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article VII is in effect and any other individual indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer, or other individual intend to be legally bound. No repeal or modification of this
Article VII shall affect any rights or obligations with respect to any state of facts then or, heretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          7.7  Enforceability; Burden of Proof.  The rights to indemnification
               -------------------------------
and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall be enforceable by any individual entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is inappropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such individual is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such individual is not so entitled. Such an individual shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.

          7.8  Service at the Request of the Corporation.  Any Director or
               -----------------------------------------
officer of the Corporation serving in any capacity in (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

          7.9  Right to Be Covered by Applicable Law.  Any individual entitled
               -------------------------------------
to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided,
                                                                       --------
however, that if no such notice is given, the right to indemnification or
-------
reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                  ARTICLE VII

          No Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision does not eliminate the liability of the Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which the Director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without
      -------
limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each individual who serves as a Director of the Corporation while this Article VIII is in effect shall be deemed to be doing so in reliance on the provisions of this Article VIII, and neither the amendment or repeal of this Article VIII, nor the adoption of any provision of this Second Restated Certificate of Incorporation inconsistent with this Article VIII, shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such Director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article VIII are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of Directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise.

                            [Signature page follows]

        [Signature page to Second Restated Certificate of Incorporation]

          IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Second Restated Certificate of Incorporation this ___ day of October, 1999.



                                         ______________________________
                                         Name:
                                         Title: